UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2008

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26339	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2008, the Compensation Committee of Juniper Networks, Inc. (the "Company") approved changes to existing change of control severance agreements for certain officers of the Company, including Robyn Denholm and Kim Perdikou, to: (1) address the requirements of Section 409A of the Internal Revenue Code, and (2) make the expiration of the change of control agreements coterminous with the January 1, 2011 expiration date of change of control agreements of other officers. There were no material changes approved to the benefits payable under the Company’s existing change of control agreements.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the pending settlement of the Company’s shareholder derivative litigation (the "Settlement"), on November 18, 2008, the Company’s Board of Directors (the "Board") approved an amendment to the Company’s Bylaws. The amendment is contingent and effective upon the final effectiveness of the Settlement, and adds a new Section 3.15 which states that at least two-thirds of the members of the Board of Directors must be independent as defined by the requirements of the exchange on which the Company’s securities are listed and any other requirements of applicable law, subject to a 150-day cure period in the event of non-compliance. A copy of the amended and restated Bylaws of Juniper Networks, Inc., contingent and effective upon the final effectiveness of the Settlement, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit No. Description

3.1 Bylaws of Juniper Networks, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

November 24, 2008	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Bylaws of Juniper Networks, Inc.